(d)(3)

SUB-ADVISORY AGREEMENT

AGREEMENT made as of the 22 day of December, 1999, by and among THE CATHOLIC FUNDS, INC. a Maryland corporation ("Fund"), CATHOLIC
FINANCIAL SERVICES CORPORATION, a Wisconsin corporation ("Adviser"), and STRONG CAPITAL MANAGEMENT, INC., a Wisconsin corporation ("Sub-
Adviser").

	W I T N E S S E T H

For good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and among the parties hereto as follows:

1.	In General

The Sub-Adviser agrees, as more fully set forth herein, to act as Sub-Adviser to the Fund with respect to the investment and reinvestment of the assets of The Catholic Money Market Fund
("Money Market Fund"). The Sub-Adviser agrees to supervise and arrange the purchase of securities and the sale of securities held in the Money Market Fund investment portfolio. It is understood that the Fund may create one or more additional series of shares and that, if it does so, this Agreement may be amended by the mutual written consent of the parties to include such additional series under the terms of this Agreement.

2.	Duties and Obligations of the Sub-Adviser with Respect to Investments of
Assets of the Money Market Fund

(a)	Subject to the succeeding provisions of this section and subject to the oversight and review of the Adviser and the direction and control of the Board of Directors of the Fund, the Sub-Adviser shall:

(i)	Determine what securities shall be purchased or sold by the
Money Market Fund;

(ii)	Arrange for the purchase and the sale of securities held in the
Money Market Fund; and

(iii)	Provide the Adviser and the Directors with such reports as
may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of the Adviser's responsibilities under its Investment Advisory Agreement with the Fund and those of the Distributor under its Distribution Agreement with the Fund.

(b)	Any investment purchases or sales made by the Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company
Act of 1940 (the Act) and of any rules or regulations in force thereunder;
and (2) the provisions of the Articles of Incorporation and By-Laws of the
Fund as amended from time to time; (3) any policies and determinations of the Board of Directors of the Fund including its 2a-7 policy; and (4) the fundamental investment policies of the Money Market Fund, as reflected in its Registration Statement under the Act, or as amended by its shareholders; provided that copies of the items referred to in clauses (2), (3) and (4) shall have been furnished to the Sub-Adviser.

(c)	The Sub-Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations or duties ("disabling conduct") hereunder on the part of the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) the Sub-Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Fund shall indemnify the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) against any liability arising from the Sub-Adviser's conduct under this Agreement to the extent permitted by the Fund's Articles of Incorporation, By-Laws and applicable law. The Adviser shall indemnify the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) for any liability arising from the Adviser's willful misfeasance, bad faith, negligence, breach of its duties hereunder, or violation of applicable law.


(d)	Nothing in this Agreement shall prevent the Sub-Adviser or
any affiliated person (as defined in the Act) of the Sub-Adviser from acting as investment advisor or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting. In addition, the Sub-
Adviser expressly represents that it will undertake no activities that, in its judgment, will adversely affect the performance of its obligation to the Fund under this Agreement or under the Act. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration
Statement under the Act and the Securities Act of 1933, except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(e)	In connection with its duties to arrange for the purchase and sale of the Money Market Fund's portfolio securities, the Sub-Adviser shall follow the principles set forth in any investment advisory agreement in effect from time to time between the Fund and the Adviser, provided that a copy of any such agreement shall have been provided to the Sub-Adviser. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

Without limiting the generality of the foregoing, with respect to the execution of transactions on behalf of the Money Market Fund, and except as otherwise instructed from time to time by the Board of Directors of the Fund, the Sub-Adviser shall place, or arrange for the placement of, all orders for purchases, sales or loans either directly with the issuer or with a broker-dealer, or other counterparty or agent selected by the Sub-Adviser.

The Fund hereby authorizes any entity or person associated with the Sub-Adviser that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder.
The Fund hereby consents to the retention by such entity or person of compensation for such transaction in accordance with Rule 11a2-2(T)(a)(iv).


(f)	The Sub-Adviser shall, where it deems it appropriate, make
recommendations to the Fund as to the manner in which voting rights, rights to consent to the Fund or Fund Action , and any other rights pertaining to the Fund shall be exercised; provided that the Sub-Adviser shall have no obligation nor any authority to execute any voting proxies or consents on behalf of the Fund, but rather shall promptly forward to the Fund all proxy and other solicitation materials that the Sub-Adviser may receive with respect to any such voting rights or consents.

3.	Allocation of Expenses

The Sub-Adviser agrees that it will furnish the Fund, at the Sub-Adviser's expense, with all office space and facilities, equipment and clerical personnel necessary for carrying out the Sub-Adviser's duties under this Agreement. The Sub-Adviser will also pay all compensation of those of the Fund's officers and employees, if any, and of those Directors, if any, who in each case are affiliated persons of the Sub-Adviser. The Sub-Adviser shall not be obligated to pay any expenses of or for the Fund not expressly assumed by this
Section 3.

4.	Certain Records

Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Act which are prepared or maintained by the Sub-Adviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund or the Adviser on request.

5.	Reference to the Sub-Adviser

Neither the Fund nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

6.	Compensation of the Sub-Adviser

The Money Market Fund shall pay management fees as follows:

For its services, the Adviser receives the following annual fee, computed daily:

If the portfolio is $50 million or less:  0.30%
If the portfolio is over $50 million and less than $100 million:  0.25%
If the portfolio is at least $100 million and less than $200 million: 0.20% If the portfolio is $200 million or more: 0.15%

The Adviser shall pay to the Sub-Adviser the following annual fees:

If the portfolio is $50 million or less:  0.20%
If the portfolio is over $50 million and less than $100 million:  0.15%
If the portfolio is at least $100 million and less than $200 million: 0.10% If the portfolio is $200 million or more: 0.075%
Payments shall be made to the Sub-Adviser on the first day of each month, calculated on the daily average value of the Fund's assets and accrued on a daily basis.

However, neither the Adviser nor Sub-Adviser shall receive any fees until the Money Market Fund has $25 million in assets or for the first six months, whichever comes earlier, and once either has occurred; the Adviser shall charge at an annual rate of 0.10% and pay the Sub-Adviser at an annual rate of 0.05% for the next six months or until the Money Market Fund has $50 million in assets, whichever comes first. Thereafter the management fee schedule set forth in this section applies without any waivers.


7.	Duration and Termination

(a)	This Agreement shall go into effect with respect to the Money
Market Fund upon its effective date. In the event the parties hereto mutually agree that one or more series of the Fund should be included as additional "Fund(s)" hereunder, this Agreement shall become effective with respect to each such additional Fund on the date specified in a separate amendment. Once effective with respect to any Fund(s), this Agreement shall, unless terminated as hereinafter provided, continue in effect for a period of two years with respect to such Fund, and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Directors, or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the relevant Fund(s), and, in either case, a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

(b)	This Agreement may be terminated by the Sub-Adviser in its
entirety or with respect to any one or more specifically identified Funds at any time without penalty upon giving the Fund and the Adviser sixty (60) days' written notice (which notice may be waived by the Fund and the Adviser) and may be terminated by the Fund or the Adviser in its entirety or with respect to any specifically identified Fund at any time without penalty upon giving the Sub-Adviser sixty (60) days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of its Directors in office at the time or by the vote of the holders of a "majority" (as defined in the Act) of the voting securities of the Funds with respect to which the Agreement is to be terminated. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act). This Agreement will also automatically terminate in the event that the Investment Advisory Agreement by and between the Fund and the Adviser is terminated for any reason.

8.	Representations and Warranties of Adviser

		The Adviser represents and warrants to the Subadviser as follows:

(a)	The Adviser is registered as an investment adviser under the
Investment Advisers Act of 1940 (the "Advisers Act");

(b)	 The Adviser is a corporation duly organized and validly
existing under the laws of the State of Wisconsin with the power to own and possess its assets and carry on its business as it is now being conducted;

(c)	The execution, delivery and performance by the Adviser of
this Agreement are within and Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(d)	The Form ADV of the Adviser previously delivered is a true
and complete copy of the form filed with the Securities and Exchange Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(e)	The Adviser acknowledges that it received a copy of the
Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement.

9.	Representations and Warranties of Subadviser

The Subadviser represents and warrants to the Adviser and the Fund as follows:

 (a)	The Subadviser is registered as an investment adviser under
the Advisers Act;

 (b)	 The Subadviser is a corporation duly organized and validly
existing under the laws of the State of Wisconsin with the power to own and possess its assets and carry on its business as it is now being conducted;

 (c)	The execution, delivery and performance by the Subadviser
of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

 (d)	The Form ADV of the Subadviser [previously delivered]
[attached hereto as Exhibit ?] is a true and complete copy of the form filed with the Securities and Exchange Commission and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

10.	Survival of Representations and Warranties

All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 8 and 9 hereof shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

11.	Notice

Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)If to the Adviser:

Catholic Financial Services Corporation
----------------------------------------------------
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Attention:------------------------------------------
Facsimile:------------------------------------------

(b)If to the Fund

The Catholic Funds, Inc.
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Attention:------------------------------------------
Facsimile:------------------------------------------

(c)If to the Subadviser:

Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin, 53051
Attention:  General Counsel
Facsimile:  (414) 359-3948

12.	Governing Law; Jurisdiction

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

13.	Counterparts

This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

14.	Severability

If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

15.	Entire Agreement

This Agreement contains the entire understanding and agreement of the parties with respect to the Fund.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereto affixed, all as of the day and year first above written.

THE CATHOLIC FUNDS, INC.


By: Allan G. Lorge

Its: President


CATHOLIC FINANCIAL SERVICES CORPORATION



By: Allan G. Lorge

Its: President


STRONG CAPITAL MANAGEMENT, INC.



By:Steve Shenkenberg

Its: Vice President



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